Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215118 on Form S-8 of our reports dated March 30, 2016, relating to the consolidated financial statements of Eagle Bulk Shipping Inc. and subsidiaries, and the effectiveness of Eagle Bulk Shipping Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Eagle Bulk Shipping Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

New York, New York

December 28, 2016